As filed with the Securities and Exchange Commission on June 6, 2006,
                                                       Registration No. 333-

                                  -------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         NMS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                                   -----------

                Delaware                                 04-2814586
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

                             100 Crossing Boulevard
                      Framingham, Massachusetts 01702-5406
                                 (508) 271-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   -----------

                       OPENERA 2005 EQUITY INCENTIVE PLAN

                              (Full title of plan)

                                   -----------

                             Dianne L. Callan, Esq.
                       Vice President and General Counsel
                         NMS Communications Corporation
                             100 Crossing Boulevard
                      Framingham, Massachusetts 01702-5406
                     (Name and address of agent for service)

                                    copy to:

                          Robert V. Jahrling, III, Esq.
                           Choate, Hall & Stewart LLP
                             Two International Place
                           Boston, Massachusetts 02110

====================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
   Title of securities         Amount to be         Proposed maximum       Proposed maximum           Amount of
    to be registered          registered (1)       offering price per          aggregate          registration fee
    ----------------          --------------             share             offering price (2)     ----------------
                                                         -----             ------------------

-------------------------- --------------------- ----------------------- ---------------------- --------------------
Common Stock, $.01 par
value per share               64,726 shares              $4.04                  $261,493               $27.98
========================== ===================== ======================= ====================== ====================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 2, 2006.

                                EXPLANATORY NOTE

         On April 10, 2006, the Registrant filed with the Securities and Exchange Commission a registration statement (the "Initial Registration Statement") on Form S-8 (File No. 333-133188) registering 697,339 shares of its Common Stock, par value $.01 per share, for issuance under its Openera 2005 Equity Incentive Plan (the "Plan"). This Registration Statement on Form S-8 is being filed to register the additional securities set forth on the facing page hereof pursuant to General Instruction E of Form S-8. The contents of the Initial Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits
         --------

         5.1 Opinion of Choate, Hall & Stewart LLP as to the legality of the shares being registered.

         10.1* Openera 2005 Equity Incentive Plan and India Supplement thereto.

         23.1    Consent of PricewaterhouseCoopers LLP.

         23.2    Consent of Choate, Hall & Stewart LLP (included in Exhibit
                 5.1).

         -------------------------------
         * Incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

Item 9.  Undertakings
         ------------

         (a)   The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts on June 6, 2006.


                                      NMS Communications Corporation
                                      (Issuer and Employer)

                                      By: /s/ Robert P. Schechter
                                          -----------------------
                                          Robert P. Schechter
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert P. Schechter, Herbert Shumway, Dianne L. Callan and Paul J. Deeley, Jr., jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Name                                        Title                      Date
----                                        -----                      ----

/s/ Robert P. Schechter      Chief Executive Officer, President     June 6, 2006
-----------------------    and Chairman of the Board of Directors
Robert P. Schechter            (Principal Executive Officer)


/s/ Herbert Shumway         Senior Vice President of Finance and    June 6, 2006
-------------------        Operations and Chief Financial Officer
Herbert Shumway                (Principal Financial Officer)


/s/ Paul J. Deeley, Jr.          Vice President and Controller      June 6, 2006
-----------------------          (Principal Accounting Officer)
Paul J. Deeley, Jr.

/s/ Ronald White                           Director                 June 6, 2006
----------------
Ronald White

/s/ W. Frank King                          Director                 June 6, 2006
-----------------
W. Frank King

/s/ Pamela D. A. Reeve                     Director                 June 6, 2006
----------------------
Pamela D.A. Reeve

/s/ Ofer Gneezy                            Director                 June 6, 2006
---------------
Ofer Gneezy

/s/ William Foster                         Director                 June 6, 2006
------------------
William Foster

                                INDEX TO EXHIBITS
                                -----------------

Exhibit Number
--------------

         5.1 Opinion of Choate, Hall & Stewart LLP as to the legality of the shares being registered.

         10.1* Openera 2005 Equity Incentive Plan and India Supplement thereto (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended December 31,
                 2005).

         23.1    Consent of PricewaterhouseCoopers LLP.

         23.2    Consent of Choate, Hall & Stewart LLP (included in Exhibit
                 5.1).

         24.1    Power of Attorney (included in signature page).
         -------------------------------
         * Previously Filed.